UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

PTC Therapeutics, Inc. (the “Company”) held its Annual Meeting on June 8, 2021 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”), to increase the number of authorized shares of common stock of the Company from 125,000,000 to 250,000,000. On June 9, 2021, the Company filed a certificate of amendment to the Restated Certificate (the “Certificate of Amendment”) with the Delaware Secretary of State, giving effect to the authorized share increase. The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, the stockholders of the Company approved an amendment to the Company’s 2016 Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan from 1,000,000 to 2,000,000 (the Plan as so amended, the “Amended Plan”). The only difference between the terms of the Plan and the Amended Plan is that the Amended Plan provides that an additional 1,000,000 shares of the Company’s common stock may be issued pursuant to the Amended Plan. The foregoing summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The final results for the votes regarding each proposal at the Annual Meeting are set forth below. As of the record date of the Annual Meeting, April 16, 2021, there were 70,418,067 shares of the Company’s common stock outstanding. Each share of common stock entitled its holder to one vote per share.

The stockholders of the Company elected four Class II directors, each to hold office until the Company’s 2024 annual meeting of stockholders or until his or her successor has been duly elected and qualified, as follows:

Director	For	Withheld	Broker Non-Votes
Emma Reeve	63,957,342	149,380	2,228,392
Michael Schmertzler	63,052,545	1,054,177	2,228,392
Glenn D. Steele Jr., M.D., Ph.D.	63,855,911	250,811	2,228,392
Mary Smith	64,002,465	104,257	2,228,392

An amendment to the Restated Certificate to increase the number of authorized shares of common stock from 125,000,000 to 250,000,000 was approved by the Company’s stockholders with 65,318,627 votes “For,” 1,007,562 votes “Against,” and 8,925 votes “Abstained.”

An amendment to the Plan to increase the number of shares of common stock authorized for issuance under the Plan from 1,000,000 to 2,000,000 was approved by the Company’s stockholders with 63,819,077 votes “For,” 276,838 votes “Against,” 10,807 votes “Abstained,” and 2,228,392 broker non-votes.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified by the Company’s stockholders with 66,168,440 votes “For,” 127,352 votes “Against,” and 39,322 votes “Abstained.”

The non-binding advisory proposal on named executive officer compensation was approved by the Company’s stockholders with 62,819,789 votes “For,” 1,238,777 votes “Against,” 48,156 votes “Abstained,” and 2,228,392 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of PTC Therapeutics, Inc.
10.1	PTC Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: June 9, 2021	By:	/s/ Mark Boulding
	Name:	Mark Boulding
	Title:	Executive Vice President and Chief Legal Officer